                                                                    EXHIBIT 5


                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                January 23, 1997



Western Digital Corporation
8105 Irvine Center Drive
Irvine, CA 92618


     Re:  Registration Statement on Form S-8 of 4,750,000 Shares of Common Stock


Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 4,750,000 shares of common stock, par value $.10 per share (the "Common Stock") of Western Digital Corporation, a Delaware corporation (the "Company") 4,000,000 shares to be issued pursuant to the Company's Employee Stock Option Plan and 750,000 shares to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plans").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examinations, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing examinations and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plans, when issued in accordance with the Registration Statement and the provisions of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ GIBSON, DUNN & CRUTCHER LLP
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                                                  Gibson, Dunn & Crutcher LLP